Exhibit 99.1

Proficient Auto Logistics Announces Participation in William Blair Growth Stock
Conference; Sets Date to Report Second Quarter 2026 Financial Results

JACKSONVILLE, FLORIDA – June 1, 2026 – Proficient Auto Logistics, Inc. (Nasdaq: PAL) (the “Company”) today announced that Rick O’Dell, Chairman and Chief Executive Officer, and Brad Wright, Chief Financial Officer will attend the William Blair Growth Stock Conference on June 2, 2026. During this conference, Messrs. O’Dell and Wright expect to participate in a series of meetings with members of the investment community. The materials used during the meetings will be posted to the Company’s website that day at proficientautologistics.com under “Investor Relations”.

The Company also announced that it will host an investor conference call at 5:00 p.m. EDT on Monday, August 10, 2026, to discuss its operating and financial results for the three months ended June 30, 2026. A press release disclosing those results will be issued at approximately 4:00 p.m. EDT on that day. Investors are invited to join the conference call by registering through this link: https://register-conf.media-server.com/register/BIdc1702f4dd57497ebad367c5a6615afb. Once registered, investors will receive a dial-in and a unique pin to join the conference. Investors may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/3mqhd9aj.

About Proficient Auto Logistics

We are a leading specialized freight company focused on providing auto transportation and logistics services. Through the combination of seven industry-leading operating companies, including two since our IPO in May 2024, we operate one of the largest auto transportation fleets in North America. We offer a broad range of auto transportation and logistics services, primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, or regional rail yards to auto dealerships around the country.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proautologistics.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or the Company’s prospects should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from the Company. The Company may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. Investors should not place undue reliance on these statements. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.